EXHIBIT 10.21

EXHIBIT A

AMENDMENT NUMBER 8
TO THE
URS FEDERAL TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN
(2007 Restatement)

The URS Federal Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended, effective May 1, 2012, by the addition of a new Section 4.3 as follows.  The following sections of Article IV are renumbered accordingly.

4.3           In-Service Withdrawal after Attainment of Age 62

(a)
Not withstanding any provision in Section 3.3(b) to the contrary, a Participant may elect at any time after attainment of age 62 to begin receiving his or her vested Retirement Income while still in the employ of the Company.  The Participant shall begin receiving benefits on the first day of the calendar month after the Plan Administrator receives his written application to receive benefits.  In-Service Withdrawals provided under this Section 4.3 shall be subject to the following restrictions:

(i)	The Participant must have a reduced work schedule, which provides for the completion of less than 40 Hours of Service with the Employer in any month.

(ii)
If the Participant actually completes more than 40 Hours of Service in any month, that month shall be treated as a month of suspension service under Section 3.3, and the Participant’s Retirement Income shall be suspended for that month.

(b)	The Participant shall continue to earn Credited Service as provided above in Section 3.2(b) for a Participant who does not normally work the regular full-time work week for his Employer.

(c)	The Participant shall continue to accrue benefits at the rate provided above in Section 4.1(b) until the Participant’s retirement, subject to the exclusions set forth in Sections 4.1(c) and (d).

[Remainder of Page Intentionally Left Blank]

i

(d)
The Participant’s Retirement Income that otherwise would have commenced on his Normal Retirement Date shall be calculated in the same manner as the early Retirement Income calculated pursuant to Sections 4.2(b)(i) and (ii), above.

URS Federal Technical Services, Inc.

Dated: _____________________, 2012	By:
Title:

ii